UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SENSASURE TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	5047	87-2406468
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

505 Park Avenue 4th Floor

New York, New York 10022

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-260017.

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.01 par value per share.

Item 1.	Description of Registrant's Securities to be Registered.

The securities to be registered hereby are shares of common stock of SensaSure Technologies Inc. (the “ Company ”). The description of the units, shares of common stock, rights and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-260017) filed with the Securities and Exchange Commission on December 21, 2021, as amended from time to time (the “ Registration Statement ”), to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits are filed as a part of this Registration Statement:

3.1	Certificate of Incorporation

3.2	Amended Certificate of Incorporation

3.3	Corrected Certificate of Incorporation

3.4	Corrected Certificate of Incorporation

3.5	Bylaws

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 7, 2022	SENSASURE TECHNOLOGIES INC.

	By:	/s/ John Trainor
	Name:	John Trainor
	Title:	Chief Executive Officer